FIRST AMENDED AND RESTATED BYLAWS

OF

SUN COMMUNITIES, INC.

ARTICLE I

CHARTER AND OFFICES

Section 1.        CHARTER. These bylaws (these “Bylaws”) shall be subject to the terms of the charter (the “Charter”), as from time to time in effect, of Sun Communities, Inc. (the “Corporation”).

Section 2.        PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

Section 3.        ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.        PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2.        ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

                               Section 3.        SPECIAL MEETINGS.

(a)       General. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than ten percent (10%)of all the votes entitled to be cast at the meeting.

Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

(b)   Stockholder Requested Special Meetings.

(1)       Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such duly authorized agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or as otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the date on which such Record Date Request Notice is received by the Secretary.

(2)       In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s records, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)       The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)       Except as provided in the next sentence, any special meeting shall be held at such date and time as may be designated by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or the President, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall not be more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date, or if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors or the President, may consider such factors as he, she or it deems relevant within the good faith exercises of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3.

(5)       If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)       The Board of Directors may appoint one or more persons as inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5)-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)       For purposes of these Bylaws, “Business Day” shall mean any day other than a Sunday or a day on which banking institutions in the State of Michigan are authorized or obligated by law or executive order to close.

Section 4.        RECORD DATE. The Board of Directors may set a record date for the purpose of determining the stockholders of the Corporation who are entitled to notice of or to vote at any meeting. The record date may not be prior to the close of business on the day the record date is fixed, and may not be more than ninety (90) days prior to the date of the notice or the date of the meeting (except as permitted by Article II, Section 7), nor fewer than ten (10) days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the later of the close of business on the day on which notice of the meeting is mailed and the thirtieth (30th) day before the meeting. All persons who were holders of record of shares of stock of the Corporation as of the record date of the meeting, and no others, shall be entitled to notice of and to vote at such meeting and adjournments and postponements thereof.

Section 5.        NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the date, time and place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within sixty (60) days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 13(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this Section 5.

Section 6.        SCOPE OF NOTICE. Subject to Section 13(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 7.        QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class or series on such a matter shall constitute a quorum. However, this section shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. For the purposes of establishing whether a quorum is present, all shares of stock present and entitled to vote, including abstentions and broker non-votes, shall be counted. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than one hundred and twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

Section 8.        VOTING. At a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee and votes cast against such nominee shall be sufficient to elect a director, and a majority of the votes cast shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter of the Corporation; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 13 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9.        PROXIES. A stockholder may cast the votes entitled to be cast by the holder of shares of stock owned of record by the stockholder either in person or by proxy executed or authorized by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law, a stockholder who has submitted a proxy at a meeting may revoke or withdraw the proxy: (i) with respect to any matter to be considered at the meeting or any postponement or adjournment thereof if such revocation or withdrawal is properly received prior to the vote on that matter and (ii) by delivering a duly executed proxy bearing a later date or by attending the meeting or the postponement or adjournment thereof and voting in person.

Section 10.      VOTING OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 11.      ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors, or in the absence of such appointment, an individual appointed by the chairman of the meeting, shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting (but not more than 120 days after the record date); and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12.      INSPECTORS. In advance of or at any meeting of stockholders, the Board of Directors, or at the meeting, the chairman of the meeting, may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting or any postponement or adjournment thereof. Unless otherwise instructed by the Board of Directors or the chairman of the meeting, such inspectors shall determine the number of shares of stock outstanding of the Corporation, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; and shall count and tabulate all votes and consents, determine the results, and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting, if there is more than one inspector, the report of a majority of the inspectors shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13.  NOMINATIONS AND STOCKHOLDER BUSINESS.

                                                                (a)         Annual Meetings of Stockholders.

(1)       Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 13(a)(1) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13(a)(1). The requirements of this Section 13 shall apply to any business to be brought before an annual meeting by a stockholder whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act, presented to stockholders by means of an independently financed proxy solicitation or otherwise presented to stockholders.

(2)       For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred and twentieth (120th) day and not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any postponement or adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to Section 13(a)(2) or Section 13(b)) shall set forth: (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (A) the class, series and number of all shares of beneficial interest or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person; (B) the nominee holder for, and number of any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or and by Stockholder Associated Person; (C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or (II) to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest therein; in the Company Securities; (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 13(a) and any Proposed Nominee: (A) the name and address of such stockholder, as they appear on the Corporation’s share ledger, and the current name, business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any Proposed Nominee; and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice and any Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the Proposed Nominee were a director or executive officer of such registrant; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3)       Notwithstanding anything in this subsection (a)(2) of this Section 13 to the contrary, in the event the Board of Directors increases the number of directors and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(4)       For purposes of this Section 13, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, including any beneficial owner of the Corporation’s securities on whose behalf a nomination or proposal is made, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)       Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 13 and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of Section 13(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any postponement or adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

                                                                (c)       General.

(1)       Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 13. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 13.

(2)       Only such individuals who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the charter of the Corporation or these Bylaws, the chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with the procedures set forth in this Section 13, to declare that such defective proposal or nomination shall be disregarded.

(3)       For purposes of this Section 13, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)       Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associate Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.

Section 14.      INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission, setting forth such action, is given by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing or by electronic transmission any right to dissent from such action, and such consent and waiver are filed with the with the records of stockholders meetings. A consent may not take effect unless written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation within sixty (60) days after the date on which the earliest consent is dated.

Unless the Charter requires otherwise, the holders of any class of stock, other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten (10) days after the effective time of the action.

Section 15.      MEETING BY CONFERENCE TELEPHONE. The Board of Directors or the chairman of the meeting may permit stockholders to participate in a meeting of stockholders by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 16.      CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1.        GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. All acts taken at any meeting of the Board of Directors (or by written consent) or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

Section 2.        NUMBER. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors, provided that the number thereof shall never be less than the minimum number required by the Charter, nor more than fifteen (15), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3.        TERM. Pursuant to the Charter of the Corporation, the directors have been divided into classes with terms of three (3) years, with the term of office of one class expiring at the annual meeting of stockholders in each year. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

Section 4.        QUALIFICATIONS. The Board of Directors may adopt qualification requirements for directors from time to time (e.g., term limits, maximum age), and any such qualification requirements shall be deemed incorporated by reference into these Bylaws.

Section 5.        RESIGNATION. A director of the Corporation may resign at any time by giving written or electronic notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation so states.

Section 6.        ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. Regular meetings of the Board of Directors may be held at such time and place either within or outside the State of Maryland or by means of remote communication as determined by the Board of Directors by resolution and without other notice than such resolution, provided that notice of every determination of the Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such time and place was fixed or such change was made. Such notice shall be in the manner provided for notices of special meetings of the Board of Directors.

Section 7.        SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place or by remote communication designated in the call of the meeting when called by or at the request of the Chairman of the Board (or any co-Chairman of the Board if more than one), the President or by a majority of the directors then in office, sufficient notice thereof as described in Section 8 of this Article 3 below being given to each director by the Secretary or an Assistant Secretary or by the person calling the meeting.

Section 8.        NOTICE. It shall be sufficient notice to a director of a special meeting to send notice by overnight mail at least forty eight (48) hours or by email or facsimile at least twenty four (24) hours before the meeting addressed to the director at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least twenty four (24) hours before the meeting. Notwithstanding the foregoing, in the event the time or place of a meeting is changed less than twenty four (24) hours before the meeting, notice of the change shall be deemed sufficient if provided to a director by email, telephone or in person at any time prior to the start of the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting unless specifically required by statute or these Bylaws.

Section 9.        QUORUM. A majority of the entire board of directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice and provided further, that if, pursuant to applicable law, the Charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The Board of Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter of the Corporation or these Bylaws.

Section 10.      VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter, or these Bylaws.

Section 11.      ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President (provided, in each case, that the Chief Executive Officer or President is a director) or in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 12.      MEETING BY CONFERENCE TELEPHONE. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 13.      INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director or committee member and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee.

Section 14.      VACANCIES. Vacancies on the Board of Directors as a result of the death, resignation, or removal of a director or an increase in the size of the Board of Directors shall be subject to and shall be filled in accordance with Section 3-804(c) of the Maryland General Corporation Law. Accordingly, any vacancy on the Board of Directors that results from the death, resignation or removal of a director or an increase in the size of the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill such a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Section 15.      COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, directors may receive fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 16.      REMOVAL OF DIRECTORS. The stockholders may remove any director for cause, in the manner provided in the Charter of Corporation.

Section 17.      LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 18.      SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 19.      RELIANCE. Each director of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director of the Corporation reasonably believes to be within the person’s professional or expert competence, or, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 20.      EMERGENCY PROVISIONS. Notwithstanding any other provision in these Bylaws, this Section 20 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as it may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1.        NUMBER, ESTABLISHMENT AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. Each committee may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Board of Directors and not inconsistent with the resolution appointing the committee or these Bylaws. Only a director who is an Independent Director, determined in accordance with the Listed Company Manual of the New York Stock Exchange and applicable federal securities laws, shall be eligible to serve as a member of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee. The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies or to dissolve any such committee.

Section 2.        POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3.        SUBSTITUTE MEMBER. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4.        TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.        QUORUM, VOTING AND MINUTES. Unless the specific rules and procedures adopted by a committee in accordance with Section 1 of this Article IV provide otherwise, a majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any committee meeting at which there is a quorum shall be the act of the committee. Each committee shall keep minutes of its proceedings and actions and shall submit a report thereof at the next regular meeting of the Board of Directors.

ARTICLE V

OFFICERS

Section 1.        GENERAL PROVISIONS. The officers of the Corporation shall include a “Chairman of the Board”, a “Chief Executive Officer”, a “President”, a “Chief Financial Officer”, a “Secretary” and a “Treasurer” and may include a “Vice Chairman of the Board” (who shall be a director), one or more “Vice Presidents”, a “Chief Operating Officer”, one or more “Assistant Secretaries” and one or more “Assistant Treasurers.” In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary.

Section 2.        REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board (or any co-Chairmen of the Board if more than one), the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.        VACANCIES. A vacancy in any office may be filled by the Board of Directors at any time for the balance of the term.

Section 4.        CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the co-Chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation not inconsistent with these Bylaws.

Section 5.        CHIEF OPERATING OFFICER. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer not inconsistent with these Bylaws.

Section 6.        CHIEF FINANCIAL OFFICER. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer not inconsistent with these Bylaws.

Section 7.        CHAIRMAN OF THE BOARD. The Directors shall designate from their own number a Chairman of the Board (or one or more co-Chairmen of the Board) to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. If no person is designated by the Board to preside over meetings of the stockholders, the Chairman shall preside over such meetings at which he shall be present. If there be more than one, the co-Chairmen designated by the Board of Directors will perform such duties. The Chairman shall have such other duties and powers as the Board of Directors may from time to time determine not inconsistent with these Bylaws, but shall have no individual authority to act for the Corporation as an officer of the Corporation.

Section 8.        PRESIDENT. The President shall, in general, supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time not inconsistent with these Bylaws.

Section 9.        VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors not inconsistent with these Bylaws. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

Section 10.      SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation (if any); (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time be assigned to him by the Chief Executive Officer, the President or by the Board of Directors not inconsistent with these Bylaws.

Section 11.      TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other value effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 12.      ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

Section 13.      SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.        CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.        CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 3.        DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1.        CERTIFICATES OR UNCERTIFICATED SHARES. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Maryland law and in accordance with a Direct Registration System approved by the Securities and Exchange Commission and the New York Stock Exchange, or any securities exchange on which the stock of the Corporation may from time to time be traded, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall comply with applicable law and otherwise shall be in such form as the Board of Directors shall prescribe, certifying the number of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall be signed by, or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation. Any or all the signatures on the certificate may be a facsimile. Certificates shall be consecutively numbered and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still and officer when it is issued.

If the shares of stock are uncertificated, the Corporation or its agent shall send to the registered owner thereof any notices required by applicable law.

Section 2.        TRANSFERS. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of any certificate for such shares, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative. Upon receipt of such certificates or instructions, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate or uncertificated shares, and record the transaction upon the Corporation’s books.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

Section 3.        LOST CERTIFICATE. The Board of Directors (or any officer designated by it) may direct (i) a new certificate or certificates for stock of the Corporation or (ii) uncertificated shares, be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. In addition, when authorizing the issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate or uncertificated shares and/or to take such other actions as may be approved by the Board of Directors.

Section 4.        CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is later; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

Section 5.        STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.        FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may cause the Corporation to (i) issue fractional stock; (ii) eliminate a fractional interest by rounding up to a full share of stock; (iii) arrange for the disposition of a fractional interest by the person entitled to it; (iv) pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined; or (v) provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7.        REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem necessary or appropriate concerning the issue, certification, transfer and registration of shares of stock.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

INVESTMENT POLICY

Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE X

SEAL

Section 1.        SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.        AFFIXING SEAL. Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION

Section 1.        DEFINITIONS. For purposes of this Article, the following words have the meaning indicated:

(a)       “Corporation” includes the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)       “Party” means a Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(c)       “Person” means a person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company or other enterprise, whether for profit or not. “Serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposed duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and “other enterprise” shall include, without limitation, employee benefit plans.

(d)       “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

                                 Section 2.        INDEMNITY.

(a)       In the event a Person was or is a Party to a Proceeding by reason of service in a capacity that causes such Person to fall within the definition of a “Person”, the Corporation shall indemnify such Person against judgments, penalties, fines, settlements and expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by such Person in connection with the Proceeding, unless it is established that: (i) the act or omission of the Person was material to the matter giving rise to the Proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Person actually received an improper personal benefit in money, property or services; (iii) in the case of any criminal proceeding, the Person had reasonable cause to believe that the act or omission was unlawful; or (iv) in the event of a Proceeding by or in the right of the Corporation, the Person shall have been adjudged to be liable to the Corporation.

(b)       The termination of any Proceeding by judgment, order or settlement does not create a presumption that the Person did not meet the requisite standard of conduct set forth in this section. The termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Person did not meet that requisite standard of conduct.

(c)       The Corporation may not indemnify a Person or advance expenses as provided for under Section 3 for a Proceeding brought by that Person against the Corporation, except for (i) a proceeding brought to enforce indemnification under this section; or (ii) if the Charter, these Bylaws, a resolution of the Board of Directors, or an agreement approved by the Board of Directors to which the Corporation is a party expressly provide otherwise.

(d)       An indemnification under this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in this section. This determination shall be made:

(1)       By a majority vote of a quorum of the Board of Directors consisting of directors who are not, at the time, parties to the Proceeding;

(2)        If the quorum described in subparagraph (1) cannot be obtained, then by a majority vote of a committee of two or more disinterested directors who are not, at the time, parties to the Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties may participate;

(3)       By independent legal counsel selected by the Board of Directors or a committee of the Board of Directors as set forth in subparagraph (2); or if the requisite quorum of the full Board cannot be obtained therefore and the committee cannot be established, by majority vote of the full Board in which Persons who are parties may participate; or

(4)       By the stockholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (3) for selection of such counsel.

Shares held by Persons who are parties to the Proceeding may not be voted on the subject matter under this Section 2.

Section 3.        ADVANCE PAYMENT OF EXPENSES. Reasonable expenses incurred by a Person who is a Party to a Proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding upon receipt by the Corporation of: (i) a written affirmation by the Person of such Person’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met; and (ii) a written undertaking by or on behalf of the Person to repay the expenses if it is ultimately determined that the Person is not entitled to be indemnified by the Corporation. The undertakings required by this subsection shall be an unlimited general obligation of the Person on whose behalf advances are made but need not be secured and may be accepted without reference to financial ability to make repayment. Notwithstanding the foregoing, the Company is not limited from paying or reimbursing expenses incurred by a Person in connection with an appearance as a witness in a Proceeding at a time when the Person has not been made a named defendant or respondent in the Proceeding.

Section 4.        DEFENSE OF PROCEEDING. In the event a Person is a Party to a Proceeding covered by Section 2 of this Article, such Person shall promptly notify the Corporation of such Proceeding; provided, however, that the omission to so notify the Corporation shall not relieve the Corporation from any liability or obligation under this Article unless, and only to the extent that, such failure to notify the Corporation results in the loss of substantive rights or defenses in the Proceeding. The Corporation shall be entitled to participate in any such Proceeding and, after written notice to such Person, the Corporation, at its sole cost and expense, shall be entitled to assume the defense of the Proceeding with counsel of its choosing, provided that such counsel is reasonably satisfactory to such Person. Notwithstanding the election of the Corporation to assume the defense of the Proceeding, such Person shall have the right to employ separate counsel and to control its own defense, and the Corporation shall bear the fees and expenses of such separate counsel, if, in the reasonable opinion of the “Indemnification Committee” (as defined below) or, if there is no Indemnification Committee, counsel to such Person: (i) there may be legal defenses available to such Person or to other Persons that are different from or in addition to those available to the Corporation; or (ii) a conflict or potential conflict otherwise exists between such Person and the Corporation that would make such separate representation advisable. For purposes of this Section 4, “Indemnification Committee” means a committee comprised of two or more disinterested directors who are not, at the time, parties to the Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties may participate. In addition to the foregoing duties, the Indemnification Committee, for and on behalf of the Corporation, shall have the authority to cause the Corporation to make any and all payments required by this Section 4.

Section 5.        REPORT OF INDEMNIFICATION TO STOCKHOLDERS. Any indemnification of, or advance of expenses to, a Person in accordance with this Article, if arising out of a Proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Section 6.        MISCELLANEOUS.

(a)       The Corporation shall be deemed to have requested a Person to serve an employee benefit plan where the performance of such Person’s duties to the Corporation also imposes duties on, or otherwise involves services by, the Person to the plan or participants or beneficiaries of the plan.

(b)       Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

(c)       The indemnification or advancement of expenses provided or authorized under this Article shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Person may be entitled under the Charter, these Bylaws, or a resolution of stockholders or directors, a contractual agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.

(d)       The indemnification provided for in this Article continues as to a Person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such Person.

(e)       The Corporation shall have the power to purchase and maintain insurance on behalf of any Person against any liability asserted against and incurred by such Person in any such capacity or arising out of such Person’s position, whether or not the Corporation would have the power to indemnify against such liability under this Article.

(f)        Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(g)       The Corporation intends to indemnify any Person to the maximum extent permitted by Maryland law in effect from time to time. If Maryland law is hereafter amended to authorize further indemnification or it is determined that presently existing Maryland law permits greater indemnification than set forth in this Article XII, then these Bylaws shall be construed to authorize the Corporation to indemnify any Person to the fullest extent permitted by Maryland law.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a written waiver or a waiver by electronic transmission, signed or sent by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.